Exhibit 99.1

Oxford Immunotec Reports Third Quarter 2019 Financial Results

●	Third quarter revenue of $21.2 million, an increase of 32% compared to prior year period
●	Gross margin of 73%, an increase of 150 basis points from the prior year period
●	Positive net income of $0.7 million compared to a net loss of ($3.5) million in prior year period

OXFORD, United Kingdom and MARLBOROUGH, Mass., November 5, 2019 (GLOBE NEWSWIRE) -- Oxford Immunotec Global PLC (Nasdaq: OXFD), or the Company, a global, high-growth diagnostics company, today announced third quarter 2019 financial results.

“The third quarter represents another quarter of strong revenue growth, and improving profitability” said Dr. Peter Wrighton-Smith, Chief Executive Officer of Oxford Immunotec. “The Company continues to see the global tuberculosis market expanding and we are investing in both commercial resources and research and development to capitalize on this opportunity.”

By revenue type, total revenues were, in millions:

	Three Months Ended September 30,
	2019	2018	Percent Change

Product	$20.1	$15.1	33%
Service	1.1	1.0	16%
Total Revenue	$21.2	$16.1	32%

By geography, total revenues were, in millions:

	Three Months Ended September 30,
			Percent Change
	2019	2018	As Reported(1)	Constant Currency (2)

United States	$5.7	$2.9	99%	99%
Europe & ROW	2.7	2.3	19%	24%
Asia	12.8	10.9	17%	15%
Total Revenue	$21.2	$16.1	32%	31%

(1) Oxford Immunotec completed its sale of the Company’s U.S. laboratory services business on November 6, 2018. As such, Total Revenue, Product Revenue, and United States Revenue for the three months ended September 30, 2019 and September 30, 2018 are not fully comparable. Total Revenue, Product Revenue, and United States Revenue for the three months ended September 30, 2018 include sales to our former U.S. laboratory services business at our intercompany transfer price that were formerly eliminated in consolidation. Total Revenue, Product Revenue, and United States Revenue for the three months ended September 30, 2019 include revenue from T-SPOT®.TB test kits and related accessories sold to Quest Diagnostics under the terms of a long-term supply agreement.

(2) Changes in revenue include the impact of changes in foreign currency exchange rates. We use the non-GAAP financial measure "constant currency basis" in our filings to show changes in our revenue without giving effect to period-to-period currency fluctuations. We consider the use of a period over period revenue comparison on a constant currency basis to be helpful to investors, as it provides a revenue growth measure free of positive or negative volatility due to currency fluctuations.

Third Quarter 2019 Financial Results

Revenue for the third quarter of 2019 was $21.2 million, representing a 32% increase from third quarter 2018 revenue of $16.1 million. On a constant currency basis, revenue increased 31% versus the prior year period.

2019 third quarter product revenue was $20.1 million, representing a 33% increase from product revenue of $15.1 million in the third quarter of 2018. The increase was primarily a result of growth in the Asia Pacific region, particularly a normalizing of ordering patterns in Japan after a slow start to 2019. Service revenue for the third quarter of 2019 was $1.1 million, representing a 16% increase from third quarter 2018 service revenue of $1.0 million. The increase in service revenue reflected growth in tuberculosis testing volumes in our U.K. service laboratory.

United States revenue was $5.7 million in the third quarter of 2019, representing a 99% increase from revenue of $2.9 million in the prior year period. The growth was due to increased tuberculosis testing volumes and a higher selling price, compared to 2018 sales to the U.S. laboratory services business at our intercompany transfer price that were formerly eliminated in consolidation. On a pro forma basis, U.S. revenues were (1)% in the period, reflecting the changed seasonality of the U.S. business since the Quest transaction.

Europe & Rest of World, or ROW, revenue was $2.7 million in the third quarter of 2019, up 19% when compared to the third quarter of 2018. On a constant currency basis, Europe & ROW revenue increased 24% versus the third quarter 2018. The higher revenue in the third quarter of 2019 reflected continued strong growth in both Russia and our U.K. service laboratory.

Asia revenue was $12.8 million in the third quarter of 2019, representing an increase of 17% compared to third quarter 2018 revenue of $10.9 million. On a constant currency basis, Asia revenue increased 15% versus the third quarter of 2018, primarily driven by growth in Japan.

Gross profit for the third quarter of 2019 was $15.5 million, an increase of $4.0 million from gross profit of $11.5 million in the same period of 2018. Gross margin was 73.0%, an increase of 150 basis points from gross margin of 71.5% in the third quarter of 2018 and up sequentially 60 basis points versus the second quarter of 2019.

Operating expenses were $15.4 million in the third quarter of 2019, a decrease of $1.1 million compared to $16.5 million in the third quarter of 2018.

Net income for the third quarter of 2019 was $0.7 million, or $0.03 per share on both a basic and diluted basis, compared to a net loss of $(3.5) million, or $(0.13) per share on both a basic and diluted basis, in the third quarter of 2018. Basic net income/(loss) per share was based on 26,751,083 and 26,033,550 weighted average ordinary shares outstanding for the third quarters of 2019 and 2018, respectively. Diluted net income/(loss) per share was based on 26,936,541 and 26,033,550 weighted average ordinary shares outstanding for the third quarters of 2019 and 2018, respectively.

EBITDA for the third quarter of 2019 was $956,000 compared to $(4.8) million in the third quarter of 2018. Adjusted EBITDA was $1.9 million for the third quarter of 2019 compared to $(1.4) million in the same period in 2018. Both EBITDA and Adjusted EBITDA are non-GAAP measures.

Business Outlook

For full year 2019, the Company now expects revenues of between $72 and $73 million. The Company expects revenues of between $16.4 and $17.4 million in the fourth quarter.

Conference Call

Oxford Immunotec will host a conference call on Tuesday, Novermber 5, 2019 at 8:00 a.m. Eastern Standard Time to discuss its third quarter 2019 financial results. The call will be concurrently webcast. To listen to the conference call on your telephone, please dial (855) 363-5047 for United States callers and +1 (484) 365-2897 for international callers and reference confirmation code 7098484 approximately ten minutes prior to start time. To access the live audio webcast or subsequent archived recording, visit the Investor Relations section of Oxford Immunotec's website at www.oxfordimmunotec.com. The replay will be available on the Company's website for approximately 60 days.

About Oxford Immunotec

Oxford Immunotec Global PLC is a global, high-growth diagnostics company focused on developing and commercializing proprietary assays for immunology and infectious disease. The Company's T-SPOT.TB test has been approved for sale in over 50 countries, including the United States, where it has received pre-market approval from the Food and Drug Administration, Europe, where it has obtained a CE mark, as well as Japan and China. The Company is headquartered near Oxford, United Kingdom and in Marlborough, Massachusetts. Additional information can be found at www.oxfordimmunotec.com.

T-SPOT, the Oxford Immunotec logo, ODL, and the Oxford Diagnostic Laboratories logo are trademarks of Oxford Immunotec Limited. Immunetics is a trademark of Immunetics, Inc.

Forward-Looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this release are forward-looking statements. This includes statements about Oxford Immunotec's anticipated plans and objectives, future performance and revenues, financial condition, prospects for sales of its products, growth, strategies, expectations and objectives of management. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements contained in this release reflect Oxford Immunotec's current expectations and are subject to risks and uncertainties. Actual results may differ materially from those projected or implied by forward-looking statements. Other factors that could adversely affect Oxford Immunotec's business and prospects are described under the "Risk Factors" section in its filings with the Securities and Exchange Commission ("SEC"). Oxford Immunotec's SEC filings are available for free by visiting the investor section of its website, www.oxfordimmunotec.com, or the SEC's website, www.sec.gov.

Investors should give careful consideration to these risks and uncertainties. Forward-looking statements contained herein are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. Investors should not place undue reliance on forward-looking statements contained herein, which speak only as of the date of this release. Oxford Immunotec does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

CONTACTS:

For Media and Investor Inquiries:

Matt McLaughlin

Chief Financial Officer

Oxford Immunotec

Tel: +1 (508) 573-9953

mtmclaughlin@oxfordimmunotec.com

Oxford Immunotec Global PLC

Condensed consolidated statements of operations

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share data)	2019	2018	2019	2018
Revenue:
Product	$20,115	$15,095	$52,622	$40,236
Service	1,104	955	2,974	4,150
Total revenue	21,219	16,050	55,596	44,386
Cost of revenue:
Product	5,313	3,864	14,306	9,993
Service	418	709	1,053	2,877
Total cost of revenue	5,731	4,573	15,359	12,870
Gross profit	15,488	11,477	40,237	31,516
Operating expenses:
Research and development	1,631	1,754	6,044	5,969
Sales and marketing	7,405	6,432	21,169	20,655
General and administrative	5,531	8,132	16,230	19,349
Settlement expense	799	212	1,002	1,979
Total operating expenses	15,366	16,530	44,445	47,952
Operating income (loss) from continuing operations	122	(5,053)	(4,208)	(16,436)
Other income (expense):
Interest income (expense), net	1,064	(673)	3,426	(2,011)
Foreign exchange gains (losses)	360	(52)	(233)	(306)
Other income (expense)	23	5	65	(242)
Income (loss) from continuing operations before income taxes	1,569	(5,773)	(950)	(18,995)
Income tax benefit (expense) from continuing operations	(383)	(485)	1,230	(1,182)
Income (loss) from continuing operations	1,186	(6,258)	280	(20,177)
Discontinued operations:
Income (loss) from discontinued operations before income taxes	(469)	2,774	(469)	(104)
Income tax expense	—	—	—	—
Income (loss) from discontinued operations	(469)	2,774	(469)	(104)
Net income (loss)	$717	$(3,484)	$(189)	$(20,281)
Net income (loss) per ordinary share—basic:
Income (loss) from continuing operations	$0.04	$(0.24)	$0.01	$(0.78)
Income (loss) from discontinued operations	(0.02)	0.11	(0.02)	—
Net income (loss)	$0.03	$(0.13)	$(0.01)	$(0.78)
Net income (loss) per ordinary share—diluted:
Income (loss) from continuing operations	$0.04	$(0.24)	$0.01	$(0.78)
Income (loss) from discontinued operations	(0.02)	0.11	(0.02)	—
Net income (loss)	$0.03	$(0.13)	$(0.01)	$(0.78)
Weighted-average shares used to compute net income (loss) per ordinary share—basic	26,751,083	26,033,550	26,631,704	25,867,014
Weighted-average shares used to compute net income (loss) per ordinary share—diluted	26,936,541	26,033,550	26,904,481	25,867,014

Reconciliation of net income (loss) to Adjusted EBITDA (1)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2019	2018	2019	2018
Net income (loss)	$717	$(3,484)	$(189)	$(20,281)
Income (loss) from discontinued operations	(469)	2,774	(469)	(104)
Income (loss) from continuing operations	1,186	(6,258)	280	(20,177)
Income tax (benefit) expense	383	485	(1,230)	1,182
Interest (income) expense, net	(1,064)	532	(3,426)	1,590
Depreciation and amortization expense	451	296	1,351	953
Accretion and amortization of loan fees	—	141	—	421
EBITDA	956	(4,804)	(3,025)	(16,031)

Reconciling items:
Share-based compensation expense	983	948	2,674	3,550
Unrealized exchange gains	(806)	(234)	(1,037)	(717)
Settlement expense	799	212	1,002	1,979
Transaction expenses	—	2,445	—	2,445
Adjusted EBITDA	$1,932	$(1,433)	$(386)	$(8,774)

(1) EBITDA and Adjusted EBITDA are non-GAAP measures that we calculate as net income (loss), adjusted for the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations. We believe that these measures provide useful information to investors in understanding and evaluating our operating results in the same manner as our management and Board of Directors. Our presentation of these measures is not made in accordance with U.S. GAAP, and our computation of these measures may vary from others in the industry. Our use of these measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.

The above table presents a reconciliation of net income (loss), the most comparable U.S. GAAP measure, to EBITDA and Adjusted EBITDA for each of the periods indicated.

Oxford Immunotec Global PLC

Condensed consolidated balance sheets

(unaudited)

	September 30,	December 31,
(in thousands, except share and per share data)	2019	2018
Assets
Current assets:
Cash and cash equivalents	$184,282	$192,844
Accounts receivable, net	15,496	9,158
Other receivable	8,696	4,500
Inventory, net	9,800	7,767
Prepaid expenses and other assets	3,157	2,511
Total current assets	221,431	216,780
Restricted cash, non-current	100	100
Other receivable, non-current	1,079	4,500
Property and equipment, net	6,378	7,144
Operating lease right-of-use assets	6,662	—
Goodwill	2,483	2,483
Other intangible assets, net	43	61
Deferred tax asset	790	1,052
Total assets	$238,966	$232,120

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$3,085	$2,801
Accrued liabilities	8,718	10,891
Current portion of operating lease liability	533	—
Settlement liability	4,218	4,106
Deferred income	174	125
Current portion of loans payable	—	85
Total current liabilities	16,728	18,008
Long-term portion of operating lease liability	7,239	—
Long-term portion of loans payable	30	106
Total liabilities	23,997	18,114

Shareholders’ equity:
Ordinary shares, £0.006705 nominal value; 40,060,729 and 38,978,604 shares authorized at September 30, 2019 and December 31, 2018, respectively, and 26,642,510 and 26,439,334 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	278	276
Additional paid-in capital	306,601	303,015
Accumulated deficit	(81,485)	(80,762)
Accumulated other comprehensive loss	(10,425)	(8,523)
Total shareholders’ equity	214,969	214,006
Total liabilities and shareholders’ equity	$238,966	$232,120

Oxford Immunotec Global PLC

Unaudited pro forma condensed combined statements of operations

	Three months ended September 30,		Nine months ended September 30,
(in thousands, except share and per share data)	2019	2018	2019	2018
	Actual	Pro forma	Actual	Pro forma
Revenue:
Product	$20,115	$18,019	$52,622	$45,788
Service	1,104	955	2,974	4,168
Total revenue	21,219	18,974	55,596	49,956
Cost of revenue:
Product	5,313	5,230	14,306	13,869
Service	418	538	1,053	2,707
Total cost of revenue	5,731	5,768	15,359	16,576
Gross profit	15,488	13,206	40,237	33,380
Gross Margin	73.0%	69.6%	72.4%	66.8%
Operating expenses:
Research and development	1,631	1,754	6,044	5,971
Sales and marketing	7,405	6,432	21,169	20,656
General and administrative	5,531	8,132	16,230	19,350
Settlement expense	799	212	1,002	1,979
Total operating expenses	15,366	16,530	44,445	47,956
Income (loss) from operations	122	(3,324)	(4,208)	(14,576)
Other income (expense):
Interest income (expense), net	1,064	(673)	3,426	(2,010)
Foreign exchange gains (losses)	360	(52)	(233)	(306)
Other income (expense)	23	5	65	(243)
Income (loss) from continuing operations before income taxes	1,569	(4,044)	(950)	(17,135)
Income tax benefit (expense) from continuing operations	(383)	(485)	1,230	(1,182)
Income (loss) from continuing operations	$1,186	$(4,529)	$280	$(18,317)

Net income (loss) from continuing operations per ordinary share—basic	$0.04	$(0.17)	$0.01	$(0.71)

Net income (loss) from continuing operations per ordinary share—diluted	$0.04	$(0.17)	$0.01	$(0.71)

Weighted-average shares used to compute net income (loss) per ordinary share—basic	26,751,083	26,033,550	26,631,704	25,867,014

Weighted-average shares used to compute net income (loss) per ordinary share—diluted	26,936,541	26,033,550	26,904,481	25,867,014

Effective November 6, 2018, the Company completed the sale of its U.S. laboratory services business for gross proceeds of $170 million in cash to Quest Diagnostics Incorporated, or Quest, pursuant to a Limited Liability Company Interest Purchase Agreement, dated September 25, 2018, or the Transaction. The above condensed combined statements of the Company for the three and six months ended June 30, 2018 were derived from Exhibit 99.1 to Form 8-K filed on January 7, 2019.

The above unaudited pro forma financial information of the Company reflected results as though the Transaction had occurred prior to the 2018 periods and were based on the best information available at the time and assumptions that management believed were factually supportable and reasonable. In addition, such adjustments were estimates. Pro forma results reflected the Company’s revenue and cost of revenue as if the Transaction had already occurred and the Company had been selling its T-SPOT.TB test kits at an estimated market rate. For purposes of the pro forma adjustments, revenue was based on U.S. laboratory test volumes, as opposed to shipments of T-SPOT.TB test kits. This methodology was not intended to be indicative of the future timing of revenue. The unaudited pro forma consolidated information is provided for illustrative and informational purposes only and is not intended to reflect what our consolidated results of operations would have been had the disposition occurred prior to 2018 and is not necessarily indicative of our future consolidated results of operations.

Amounts for the three and nine months ended September 30, 2018 included blood donor screening revenue of about $93,000 and $1.7 million, respectively, and related cost of revenue, despite the Company’s decision to exit this business upon the closing of the Transaction. This unaudited pro forma financial information should be read in conjunction with the Form 8-K filed on January 7, 2019 and the Company’s historical financial statements, which are included in the Company’s latest annual report on Form 10-K and quarterly reports on Forms 10-Q.

Amounts for the respective 2019 periods are the Company’s actual results of operations, with the exception of a $469,000 adjustment to the proceeds from the Transaction that was recorded in the third quarter of 2019 and presented in discontinued operations.